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                                                                Exhibit 10(h)(6)

                                    ADDENDUM
                                       to
                       TRANSITION AND SEPARATION AGREEMENT


         This Addendum is entered into as of this 30th day of May, 2002, between Hunt Corporation and Donald L. Thompson.


                                   BACKGROUND
                                   ----------

         The parties are executing this Addendum to the Transition and Separation Agreement between them dated November 30, 2001 (the "Agreement") for the purpose of clarifying the terms of the Agreement. Except as may otherwise be provided in this Addendum, terms used herein shall have the same definitions as set forth in the Agreement.

         THEREFORE, in consideration of the mutual obligations and agreements set forth herein and in the Agreement, and intending to be legally bound, the Company and Thompson hereby agree as follows:

         1. Thompson's employment with the Company and its subsidiaries shall terminate on November 30, 2002.

         2. The term "Transition Period" as used in the Agreement and this Addendum shall mean the period from November 30, 2001 through May 31, 2002.

         3. The words "Duties during Notice Period" shall be substituted as the heading of Section 1(e) of the Agreement. Thompson's duties as a non-executive employee and as Chairman following his ceasing to be Chief Executive Officer until his termination of employment (the "Notice Period") are those set forth in
Section 1(e), and he shall not be entitled to any compensation from the Company (for services during such Notice Period as Chairman of the Board, as a director, as an employee or otherwise) other than the severance compensation provided for in the Agreement.

         4. The words "Transition Period" shall be substituted for the word "Employment" in the headings to Sections 2 and 3 of the Agreement.

         5. The termination of Thompson's employment on November 30, 2002 shall be deemed to be a retirement with the consent of the Board of Directors of the Company for purposes of the Company's 1993 Stock Option and Stock Grant Plan (the "1993 Plan"). All of Thompson's stock options granted under the 1993 Plan that remain outstanding and have vested at the time of the termination of his employment on November 30, 2002 shall remain exercisable until the earlier of
(i) the close of business on February 28, 2003 (except for the options for 175,000 shares granted to Thompson on June 28, 2000 which shall remain exercisable until the close of business on November 29, 2004), and (ii) the original expiration date specified in such options or possible earlier termination of such options pursuant to Section 8 of the 1993 Plan.





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         6. The Agreement, as clarified and modified by this Addendum, shall continue in full force and effect.

         IN WITNESS WHEREOF, Thompson has hereunto set his hand and, pursuant to the authorization from the Board of Directors and Compensation Committee of the Company, the Company has caused these presents to be executed in its name on its behalf by its duly authorized officers.




____________________________           _________________________________________
Witness                                Donald L. Thompson




ATTEST:                                HUNT CORPORATION


____________________________           By:______________________________________
Dennis S. Pizzica                                   John W. Carney
Secretary
                                       Its: Vice President, Chief Administrative
                                            Officer









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